Exhibit 10.36

FIRST AMENDMENT
TO
TURN KEY DATACENTER LEASE

    THIS FIRST AMENDMENT TO TURN KEY DATACENTER LEASE (this “Amendment”) is made and entered into as of the latest date of execution as shown on the signature page hereof (the “1A Effective Date”), by and between DIGITAL PHOENIX VAN BUREN, LLC, a Delaware limited liability company (“Landlord”), and CARBONITE, INC., a Delaware corporation (“Tenant”).

LANDLORD:	Digital Phoenix Van Buren, LLC, a Delaware limited liability company

TENANT:	Carbonite, Inc., a Delaware corporation

EXISTING PREMISES:	Premises:
Approximately 1,280 square feet of area on the first floor of the Building (Suite C130B), caged as shown on Exhibit “A” attached to the Original TKD Lease. The Premises are used for datacenter purposes and were leased pursuant to the Original TKD Lease.

OS Tenant Space:
Approximately 288 rentable square feet in Suite C115 as depicted on the diagram of the OS Tenant Space contained on Exhibit A, attached to the Office Space Rider. The OS Tenant Space is used for office purposes and was leased pursuant to the Office Space Rider.

LEASE DATA:	Date of Datacenter Lease:	November 29, 2011

	Date of Office Space Rider:	November 29, 2011

	Commencement Date of Lease:	February 1, 2012

	Termination Date:	January 31, 2016

	First Extension Option Termination Date:	January 31, 2019

Exhibit 10.36

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have heretofore entered into that certain Turn Key Datacenter Lease having an effective date of November 29, 2011 (the “Original TKD Lease”) covering approximately 1,280 square feet of caged area (the “Premises”) in the Datacenter in that certain building located at 120 East Van Buren, Phoenix, Arizona (the “Building”). The TKD Lease and the Office Space Rider shall be referred to herein, collectively, as the “Lease”;

WHEREAS, each capitalized term or phrase used in this Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Lease unless expressly otherwise defined in this Amendment; and

WHEREAS, Landlord and Tenant desire to further modify the terms of the Lease in accordance with the terms and conditions herein provided.

NOW, THEREFORE, for and in consideration of the covenants set forth herein and other good and valuable consideration paid by each party hereto to the other, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

1.     First Extension Term. Currently, the Term of the Lease is scheduled to expire January 31, 2016. Effective as of the 1A Effective Date, Tenant hereby elects to exercise the first (1st) of Tenant’s two (2) Extension Options to extend the Term of the Lease by an additional thirty-six (36) months (as further defined in the Lease, the “First Extension Term”). Accordingly, effective as of, and from and after, the 1A Effective Date, (a) the Term of the Lease is hereby deemed extended by an additional thirty-six (36) months, so as to expire on January 31, 2019, and (b) Tenant shall be deemed to have one (1) remaining Extension Option to extend the Term of the Lease by an additional thirty-six (36) months (as further defined in the Lease, the “Second Extension Term”), subject to the terms and conditions of the Lease.

    2.     First Extension Term Base Rent. Pursuant to Item 8 of the Basic Lease Information of the Original TKD Lease and of Item 6 of the Basic Rider Information of the Office Space Rider, Tenant hereby agrees to pay Base Rent with respect to the Premises and OS Base Rent with respect to the OS Tenant Space during the First Extension Term as follows:

Period	Monthly Base Rent - Premises	Monthly OS Base Rent - OS Tenant Space
February 1, 2016 - January 31, 2017	$65,176.34	$720.00
February 1, 2017 - January 31, 2018	$67,131.63	$720.00
February 1, 2018 - January 31, 2019	$69,145.58	$720.00

3.     Estoppel. Tenant hereby (a) confirms and ratifies the Lease, as amended hereby, (b) acknowledges that, to the best of Tenant’s actual knowledge, Landlord is not in default under the Lease as of the date this Amendment is executed by Tenant, and (c) confirms that, to the best of Tenant’s actual knowledge, as of the date this Amendment is executed by Tenant, Landlord has no outstanding obligations with respect to the Tenant Space and/or under the Lease that would, with the passage of time, the giving of notice, or both, result in Landlord being in default under the Lease.

4.     Commissions. Landlord and Tenant each represents to the other that it has dealt with no broker, agent or other person in connection with this Amendment, other than Paul Adams on behalf of Tenant, and that no other broker, agent or other person brought about this Amendment. Landlord and Tenant shall indemnify and hold the other harmless from and against any and all claims, losses, costs or expenses (including reasonable attorneys’ fees and expenses) by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to the transaction contemplated by this Amendment. The provisions of this paragraph shall survive the expiration of the Term of the Lease or any renewal or extension thereof.

Exhibit 10.36

5.     Confidentiality. Each party agrees that (a) the terms and provisions of this Amendment are confidential and constitute proprietary information of the parties; and (b) as such, the terms and provisions of this Amendment are, and shall be, subject to the terms of Section 17.19 of the Original TKD Lease.

6.     Miscellaneous.

        A.     In the event that the terms of the Lease conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern. In that connection, the Lease is hereby amended as and where necessary to give effect to the express terms of this Amendment.

B.     Except as amended by this Amendment, the terms of the Lease are hereby ratified by Landlord and Tenant, and shall remain in full force and effect.

C.     This Amendment shall become effective only upon execution and delivery by both Landlord and Tenant.

D.     This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Amendment. Landlord and Tenant agree that the delivery of an executed copy of this Amendment by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

[SIGNATURE PAGE TO FOLLOW]

Exhibit 10.36

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the respective dates set forth below, to be effective as of the 1A Effective Date.

LANDLORD:
DIGITAL PHOENIX VAN BUREN, LLC,
a Delaware limited liability company

By:	Digital Realty Trust, L.P.,
its member

	By:	Digital Realty Trust, Inc.,
its general partner

		By:	/s/ George Rogers
		Name:	George Rogers
		Title:	Vice President Portfolio
Management, West Region

Date:		February 3, 2016

TENANT:
CARBONITE, INC.,
a Delaware corporation

By:	/s/ Anthony Folger
Name:	Anthony Folger
Title:	Chief Financial Officer

Date:	January 26, 2016